UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2020

FLANIGAN’S ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Florida	I-6836	59-0877638
(State or other jurisdiction of	(Commission	(IRS Employer
of incorporation)	File Number	Identification Number)

5059 N.E. 18th Avenue, Fort Lauderdale, Florida		33334
(Address of principal executive office)		Zip Code

Registrant’s telephone number, including area code): (954) 377-1961

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐ Soliciting material pursuant to Rule14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	BDL	NYSE AMERICAN

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Flanigan’s Enterprises, Inc. (the “Registrant”) is filing this Form 8-K with the Securities and Exchange Commission (the “SEC”) to avail itself of an extension to file its Quarterly Report on Form 10-Q for the thirteen weeks ended March 28, 2020 (the “Form 10-Q”), originally due on May 12, 2020, in reliance on the SEC’s Order Under Section 36 of the Securities Exchange Act of 1934 Granting Exemptions From The Reporting and Proxy Delivery Requirements For Public Companies No. 34-88465 (March 25, 2020) (which extended and superseded a prior order issued on March 4, 2020) (the “Order”). As such, the Registrant will be relying upon the 45-day extension period provided by the Order to delay filing of the Form 10-Q.

As previously disclosed in its Form 8-K dated March 24, 2020, the Registrant has been materially and adversely affected by the global pandemic caused by the coronavirus disease (COVID-19) outbreak. Florida has been heavily affected by COVID-19 and government protective responses since March 2020. South Florida, where the Registrant operates, has more severe restrictions than in the remainder of the State at this time. In compliance with government mandates, the Registrant (i) shifted its restaurant operations to a take-out or delivery only operating model in all of its company-owned or operated restaurants; (ii) reduced the operating hours of its retail package store locations; (iii) laid off a significant number of employees; and (iv) due to social distancing requirements, substantially modified its corporate operations while completing the work necessary to complete and file the Form 10-Q on a timely basis.

It is not known when government restrictions on businesses and residents of Florida will be lifted and/or relaxed, nor can there be any assurances as to when the Registrant will resume normal operations.

The extension afforded by the Order grants the Registrant until no later than June 26, 2020 to file the Form 10-Q. Based on the assessment of the Registrant’s management in consultation with its auditor, the Registrant expects to file the Form 10-Q by no later than June 26, 2020.

The COVID-19 outbreak has had a significant adverse impact on the Registrant’s operations and financial results to date, including during the thirteen weeks ended March 28, 2020. While the impact of the COVID-19 outbreak on the Registrant’s performance for the future remains to be seen, the Registrant expects it to have a material impact on its operations and financial results for its fiscal year ended October 3, 2020.

In light of evolving developments related to the COVID-19 outbreak, the Registrant is also filing this Current Report on Form 8-K for the purpose of supplementing the Risk Factors disclosed in Item 1A of its Annual Report on Form 10-K for the fiscal year ended September 28, 2019. Accordingly, the Registrant’s Risk Factor disclosure is hereby supplemented as follows:

The coronavirus disease 2019 (COVID-19) has had a significant impact on our operations since March 2020 and could materially and adversely affect our future business and financial results.

The global pandemic caused by the novel coronavirus (COVID-19 virus) has and will continue to materially and adversely affect our restaurant business for what may be a prolonged period of time. This damage and disruption has resulted from events and factors that were impossible for us to predict and are beyond our control. In compliance with government directives, we have temporarily (i) shifted our restaurant operations to a take-out or delivery only operating model; (ii) reduced the operating hours of our retail package stores; (iii) laid off a significant number of employees; and (iv) substantially modified our corporate operations to comply with social distancing requirements. As a result, and despite experiencing increased sales and traffic at certain of our retail package liquor stores, these changes caused by the COVID-19 pandemic have materially adversely affected our results of operations for the thirteen weeks ended March 28, 2020, and will, in all likelihood, impact our results of operations, liquidity and/or financial condition for the remainder of fiscal 2020, particularly if these changes are in place for a significant amount of time.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend,” “potential” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These forward-looking statements are based on the Registrant’s expectations and assumptions as of the date of this Current Report. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from these forward-looking statements. Forward-looking statements contained in this Current Report include statements regarding the timing of operational development, or government mandates related to the Registrant’s business and operations to address the COVID-19 response. Factors that may cause actual results to differ from those expressed or implied in the forward-looking statements in this Current Report are discussed in the Registrant’s filings with the SEC, including the section titled “Risk Factors” contained therein. Except as required by law, the Registrant assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLANIGAN’S ENTERPRISES, INC.
(Registrant)

Date: May 6, 2020	By:	/s/ Jeffrey D. Kastner
Jeffrey D. Kastner
Chief Financial Officer, General Counsel,
Secretary